UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

EARL SCHEIB, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4822	95-1759002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15206 Ventura Boulevard, Suite 200 Sherman Oaks, California		91403
(Address of principal executive offices)		(Zip Code)

(818) 981-9992

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 26, 2004, Earl Scheib, Inc. (the “Registrant”) entered into a letter agreement dated as of July 23, 2004 (the “Extension Letter”) with Elden Holding Group, LLC (“Elden”).  The Registrant previously announced on May 20, 2004 that the Registrant had entered into a Letter of Intent dated as of May 13, 2004 with Elden regarding Elden’s acquisition of all of the issued and outstanding capital stock of the Registrant for $15,000,000, subject to certain adjustments at the closing of the acquisition, plus the assumption of certain transaction and related costs and expenses.  The Extension Letter extends the period for Elden to complete its due diligence investigation of the Registrant to August 21, 2004, subject to certain conditions.  A copy of the Extension Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 26, 2004, the Registrant issued a press release regarding the execution of the Extension Letter.  The Registrant also announced that it had postponed its Annual Meeting of Stockholders in light of the potential transaction, which would require stockholder approval.  In the event the potential transaction does not move forward, the Registrant would then proceed with the necessary preparations for, and hold, its Annual Meeting of Stockholders as soon as reasonably possible thereafter.  The Registrant has received the consent of the American Stock Exchange to this postponement.  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Extension Letter dated as of July 23, 2004 between Elden Holding Group, LLC and Earl Scheib, Inc.
99.2	Press Release of Earl Scheib, Inc. dated July 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC. (Registrant)

Date: July 26, 2004	By:	/s/ Christian K. Bement
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer